Exhibit 5.5

[BRIOL & ASSOCIATES, PLLC LETTER]

September 24, 2003

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Suite 1800

Las Vegas, Nevada 89109

Re:	Public Offering of $135,000,000 Aggregate Principal Amount of 8 3/4% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of $135,000,000 aggregate principal amount of its 8¾% Senior Subordinated Notes due 2013 (the “Notes”) pursuant to (a) a Registration Statement of Form S-3 (Registration No. 333-90426) under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2002, as amended by Amendments No. 1 through 5 thereto (the “Registration Statement”), and (b) a prospectus dated October 21, 2002 and accompanying prospectus supplement dated September 19, 2003 (collectively, the “Prospectus”). The Notes will contain guarantees (the “Guarantees”) by certain subsidiaries of the Company (the “Guarantors”), including, without limitation, Casino Magic Corp., a Minnesota corporation (the “Minnesota Guarantor”). The Notes and the Guarantees, upon issuance, will be governed by an Indenture to be entered into as of September 25, 2003 among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture to be entered into as of September 25, 2003 (collectively, the “Indenture”). This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, the forms of the Indenture and Notes (including the Guarantees), and such other corporate proceedings, documents and matters, each as amended to date, of the Minnesota Guarantor, and such other corporate proceedings, documents and matters as we have deemed necessary or appropriate as a basis for this opinion.

Without limiting the generality of the foregoing, in our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the absence of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to certain facts material to this

Pinnacle Entertainment, Inc.

September 24, 2003

opinion, we have relied upon, without independent verification, the accuracy and completeness of certificates or comparable documents of public officials and certificates and the oral or written statements and factual representations of officers, directors and other representatives of the Company, the Minnesota Guarantor, and others.

Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that that the Guarantee to which the Minnesota Guarantor is a party has been duly authorized by such Minnesota Guarantor.

The opinions set forth herein are expressly limited to the laws of the State of Minnesota as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or “blue sky” laws or regulations.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated on or about September 24, 2003, which is incorporated by reference into the Registration Statement and the Prospectus, and, if required by the rules of the Commission, to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consents, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ BRIOL & ASSOCIATES, PLLC

BRIOL & ASSOCIATES, PLLC